STOCKER & YALE, INC.
32 Hampshire Road
Salem, New Hampshire  03079

	               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual general meeting (the "Meeting") of Stocker & Yale, Inc. (the "Company"), a Massachusetts corporation, will be held at the Company's headquarters, 32 Hampshire Road, Salem, New Hampshire 03079, on Tuesday, May 5, 1998 at 10 a.m., local time, for the following purposes:

1. to elect six directors to serve until the next annual meeting and until their successors are duly elected and qualified;

2. to increase by 150,000 shares the number of shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), authorized and available for issuance under the Stocker & Yale 1996 Stock Option and Incentive Plan (the "1996 Stock Option Plan");

3. to appoint Arthur Andersen LLP as the Company's independent public accountants; and

4. to transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Accompanying this notice of meeting is a proxy statement and a form of proxy, together with the 1997 annual report of the Company incorporating the report of the Chairman of the Board of Directors and the audited consolidated financial statements for the year ended December 31, 1997.

Shareholders of record at the close of business on March 25, 1998 are entitled to notice of, and to vote at the Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the Meeting in person, you are asked to
complete, sign, date, and return the enclosed form of proxy.   A proxy may
not be effective unless it is received at the Office of the Company's transfer agent and registrar, Bank of Boston Proxy Services, P. O. Box 9381, Boston, MA 02205 not less than 48 hours before the time fixed for the Meeting.


                                     BY ORDER OF THE BOARD OF DIRECTORS


April 8, 1998             		          Stuart M. Cable, Clerk

                  			     STOCKER & YALE, INC.
                            PROXY STATEMENT
                           as of April 1, 1998

                         Solicitation of Proxies

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the management of Stocker & Yale, Inc.
(the "Company"), a Massachusetts corporation, for use at the annual general meeting of shareholders (the "Meeting") of the Company to be held at 10:00 a.m., local time, on May 5, 1998, at the Company's headquarters located at 32 Hampshire Road, Salem, New Hampshire, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which this Proxy Statement and form of proxy are first being sent to shareholders is April 1, 1998.

			                 Appointment of Proxyholders

The persons named in the accompanying form of proxy are designated as proxyholders by management of the Company.

A shareholder desiring to appoint some other person (who need not be a shareholder) to represent him/her at the Meeting may do so by striking out the printed names and inserting the desired person's name in the blank space provided in the form of proxy. To be valid, the completed, signed, and dated form of proxy should be received at the Office of the Company's transfer agent and registrar, Bank of Boston Proxy Services, P. O. Box 9381, Boston, Massachusetts 02205 not less than 48 hours before the time fixed for the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, HOLDERS OF COMMON
STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

            				           Voting and Proxies

The shares of the Company's common stock, par value US $.001 per share (the "Common Stock") represented by a properly executed and deposited proxy will be voted on any matter to come before the Meeting or any adjournments or postponements thereof that may be called for or required by law and, if the shareholder specifies a choice with respect to any matter to be acted upon, such shares of Common Stock will be voted accordingly at the Meeting or any adjournments or postponements thereof. If a choice with respect to such matters is not clearly specified at the Meeting or any adjournments or postponements thereof, the persons designated by management in the form of proxy will vote the shares represented by the proxy (i) "FOR" the election to the Board of Directors of the nominees, (ii) "FOR" the increase by 150,000 shares in the number of shares of Common authorized and available for issuance under the Stocker & Yale 1996 Stock Option Plan, (iii) "FOR" the appointment of Arthur Andersen LLP as the Company's independent public accountants, and (iv) in the discretion of the persons named as proxies, upon such other matters as may properly come before the Meeting.

The proxy confers discretionary authority upon the named proxyholder with respect to amendments to or variations in matters identified in the accompanying Notice of Meeting and other matters that may properly come before the Meeting. As of the date of this Proxy Statement, management is not aware of any amendment, variations or other matter. If such should occur, the persons designated by management will vote thereon in accordance with their best judgment, exercising discretionary authority.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions, votes withheld from Director nominees and "broker non-votes" (i.e., shares represented at the Meeting which are held by a broker or other nominee as to which (i) voting instructions have not been received from the beneficial owners or persons entitled to vote such shares and (ii) the broker does not have discretionary authority to vote such shares) shall be treated as shares that are present and entitled to
vote for purposes of determining whether a quorum is present.   With
respect to the election of Directors, the By-Laws of the Company provide that such election shall be determined by a plurality of the votes cast
by the stockholders.   Therefore, abstentions and broker non-votes will
have no effect on the outcome of the election of Directors. With respect to the proposed amendment of the 1996 Stock Option Plan, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is necessary to approve such an amendment. Accordingly, abstentions will have the effect of votes cast against such proposal and broker non-votes will have no effect.

     		            	       Revocation of Proxies

A shareholder who has given a proxy may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred on the proxy, by delivering a later-dated proxy, by delivering to the Clerk of the Company a written revocation of such proxy, or by appearing and voting in person at the meeting.

                               Annual Report

All holders of record are being sent herewith a copy of the Company's 1997 Annual Report (the "Annual Report"), which contains audited financial statements of the Company for the fiscal year ended December 31, 1997.
The Annual Report, however, is not part of the proxy soliciting material.

              				      Principal Executive Office

The Company's principal executive office is located at 32 Hampshire Road, Salem, New Hampshire 03079, and its telephone number is (603) 893-8778.

     			    Voting Securities and Principal Holders Thereof

The voting securities of the Company consist of its Common Stock. As of March 25, 1998, there were 2,570,194.6 shares of common stock issued and outstanding, each share carrying the right to one vote. The Directors of the Company have fixed March 25, 1998 as the record date (the "Record Date") for determining shareholders entitled to receive notice of, to attend and to vote at the Meeting or any adjournment or postponement thereof. Transferees of Common Stock after the Record Date will not be entitled to notice of, or to vote at, the Meeting.

       Security Ownership of Principal Shareholders and Management

The following table sets forth, to the best knowledge of the Company, certain information regarding the beneficial ownership of the Company's Common Stock, as of March 25, 1998, by each person known to the Company to be the beneficial owner of more than 5% of any class of the voting stock of the Company, each Director of the Company, current executive officers named in the Summary Compensation Table below (the "Named Executive Officers"), and all of the Company's Directors and Named Executive Officers as a group.

Name and Address (1)	          Number of Shares of Common Stock  Percentage

Mark W. Blodgett                        730,924.1 (2)               27.6%

Hoover Capital Management, Inc.         756,469.8 (3)               28.2%
50 Congress Street
Boston, MA 02109

Chilton Investment Partners LP          257,520.0 (4)               10.0%
399 Park Avenue  28th Floor
New York, NY 10022

Trainer Wortham & Co.                   177,352.8                    6.9%
845 Third Avenue 6th Floor
New York, NY 10022

Blodgett 1989 Family Trust              141,607.2 (9)                5.5%
Daniel L. Mosely, Trustee
c/o Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY 10017

James Bickman                            53,882.2 (5)                2.1%

Clifford L. Abbey                        10,000.0 (6)                 *

Alex W. Blodgett                         57,200.0 (7)                2.2%

Steven E. Karol                             ---                       --

John M. Nelson                           14,000.0 (6)                 *

Susan A. Hojer Sundell                   20,330.0 (8)                 *

Kenneth A. Ribeiro                        1,560.0                     *

Directors and Named Executive
Officers as a Group (8 persons)         886,996.3                   32.7 %

*       Less than one percent.

1) Unless otherwise stated, the address for the named party is c/o Stocker & Yale, Inc., 32 Hampshire Road Salem, NH 03079

2) 635,230.8 shares owned directly and 19,600 shares owned indirectly through the Helen W. Blodgett Trust, of which Mark W. Blodgett is a Trustee. Total also includes 62,534 shares which may be acquired upon the exercise of stock options that are currently exercisable or that will be exercisable within 60 days of March 25, 1998, and 13,559.3 shares which may be acquired by the Helen W. Blodgett Trust within 60 days of March 25, 1998 pursuant to 7.25% Convertible Subordinated Notes due May 1, 2001. Total excludes 141,607.2 shares owned by the Blodgett 1989 Family Trust, of which Mark W. Blodgett is the Settlor. Mr. Blodgett disclaims beneficial ownership of the shares held by the Blodgett 1989 Family Trust and the Helen W. Blodgett Trust.

3) As reported in a Schedule 13G filed on February 28, 1998 with the Securities and Exchange Commission by Hoover Capital Management, Inc. Includes 607,095 shares beneficially owned by various clients of Hoover Capital Management, Inc. ("HCM"), for which HCM exercises sole dispositive and sole voting power. Also includes 94,915.1 shares which may be acquired by such clients of HCM within 60 days of March 25, 1998 pursuant to 7.25% Convertible Subordinated Notes due May 1, 2001. HCM is a registered investment adviser under the Investment Advisers Act of 1940, as amended,
and disclaims beneficial ownership of these Notes and  these shares.   HCM
also provides investment advisory services to the Helen W. Blodgett Trust of which Mark W. Blodgett is a Trustee. HCM shares dispositive and voting power with respect the to the Helen W. Blodgett Trust, which holds a total of 33,159.3 shares, consisting of 19,600 shares owned directly and 13,559.3 shares which may be acquired by The Helen W. Blodgett Trust within 60 days of March 25, 1998 pursuant to 7.25% Convertible Subordinated Notes due May 1, 2001. Steven R. Hoover, Chairman and CEO of HCM, directly holds 21,300 shares.

4) As reported in a Schedule 13D filed on January 10, 1997 and amended on July 29, 1997 with the Securities and Exchange Commission by Chilton Investment Co., Inc.

5) Includes 7,506 shares which may be acquired upon the exercise of stock options that are currently exercisable or that will be exercisable within 60 days of March 25, 1998.

6) Includes 9,000 shares which may be acquired upon the exercise of stock ] options that are currently exercisable or that will be exercisable within 60 days of March 25, 1998.

7) Includes 21,000 shares which may be acquired upon the exercise of stock options that are currently exercisable or that will be exercisable within 60 days of March 25, 1998.

8) Includes 19,000 shares which may be acquired upon the exercise of stock options that are currently exercisable or that will be exercisable within 60 days of March 25, 1998.

9) As reported in a Schedule 13G filed on March 17, 1998 with the Securities & Exchange Commission by the Blodgett Family Trust.


             			            Matters to be Acted Upon

Item 1 - Election of Directors

The persons named in the following table are proposed by management for election as Directors of the Company. Each Director elected will hold office until the next annual general meeting and until his successor, if any, is elected and qualified, unless he resigns or he becomes disqualified to act as a Director. Each nominee is currently a Director of the Company. The affirmative vote of a plurality of the shares present and voting in person or by proxy at the Meeting is necessary to elect these individuals as Directors. The Company believes that each of the nominees will stand for election and, if elected, will serve as a Director. owever, if any nominee fails to stand for election, the proxies will be voted for the election of such other person(s) as the Board of Directors may nominate and recommend. The following information concerning the respective nominees has been confirmed by each of them as of March 25, 1998:

Proposed Nominee and Principal Occupation	 			Age 	    Director Since


Mark W. Blodgett						                        41  	         1989
Chairman of the Board and Chief Executive Officer

James Bickman 					                           81            1989
President and Director

Alex W. Blodgett	            		 	             39           	1994
President of Watersave Logic Corporation and Director

Clifford L.  Abbey	                           52            1994
Chief Executive Officer of  San Francisco 415 Corporation and Director

John M. Nelson			            	 		             66          	 1995
Chairman of  The TJX Companies, Inc. and Director

Steven E. Karol					 	                        43		          1997
President of HMK Enterprises, Inc. and Director


The Board of Directors recommends that you vote "FOR" the nominees named above.Unless otherwise specified in the enclosed proxy, the persons names in the enclosed proxy intend to vote the shares of Common Stock represented by each properly executed proxy "FOR" each of the nominees named above.

Information Regarding Directors

The principal occupation and business experience of each director is set forth below:

ark W. Blodgett purchased a majority of the shares of the Common Stock of the Company in 1989 and since then he has maintained overall responsibility for daily operations and strategic planning. Prior to joining the Company in 1989, Mr. Blodgett worked for a private merchant bank (1988-1989); was a corporate vice president at Drexel Burnham Lambert, Inc. in New York (1980-1988); and was a merger and acquisition associate for European American Bank in New York (1979-1980). Mr. Blodgett is actively involved
in the Young Presidents Organization.   Mark Blodgett is the brother of
Alex W. Blodgett, a Director of the Company.

James Bickman presently serves as President of the Company's Salem Division. Mr. Bickman has been a Director of the Company and its predecessor entities since 1961, and joined as its President and Chief Executive Officer in 1964. Mr. Bickman has an extensive background in manufacturing and engineering, and has been responsible for the growth of the Company over the past thirty years from a small manufacturer of optical metrology instruments. Prior to joining the Company, Mr. Bickman was a co-founder and operator of a successful engineering sales and manufacturing business.

Alex W. Blodgett is President of Watersave Logic Corporation, a manufacturing company. He was elected Director in June 1994 and also served as President of the Company's Stilson Division from February 1994 through
May 1997. From January 1993 until December 1993, he was Vice President of Corporate Development for Brassie Golf Corporation, a corporation engaged primarily in the development of golf courses, and a partner with Pacificbridge Investments, a real estate development firm. From April 1986 until November 1991, he was a partner with Gordon Capital Corporation, a private investment bank. Alex W. Blodgett is the brother of Mark W. Blodgett.

Clifford L. Abbey is the Chief Executive Officer and principal shareholder of San Francisco 415 Corporation, a manufacturer and distributor of designer jeans. Mr. Abbey has an established reputation as a successful entrepreneur, having founded, operated and ultimately sold a number of small and middle-market businesses. Mr. Abbey has been a Director of the Company since 1994.

John M. Nelson is the Chairman of The TJX Companies, Inc., a retailer of off-price fashion goods. From 1991 to 1997, Mr. Nelson was Chairman of Wyman-Gordon, Inc., a manufacturer of forgings, investment castings and composite structures for the commercial transportation, commercial power and defense industries, and from 1991 through 1994, he also served as
Wyman-Gordon Company's Chief Executive Officer.   Prior to that time,
Mr. Nelson served for many years in a series of executive positions with Norton Company, a diversified industrial products manufacturer, and was Norton Company's Chairman and Chief Executive Officer from 1988 to 1990, and its President and Chief Operating Officer from 1986 to 1988. Mr. Nelson is also a Director of Browne & Sharpe Manufacturing Company, Eaton Vance, Aquila Biopharmaceuticals, Inc., and Commerce Holdings, Inc.
Mr. Nelson has been a Director of the Company since February 1995.

Steven E. Karol is President and CEO of HMK Enterprises, Inc., a diversified manufacturing group which includes a steel mini-mill/integrated mill. Mr. Karol received his B.S. at Tufts University, and he is a graduate of the President's Program on Leadership (PPL) at the Harvard University Graduate School of Business Administration.

               				Board of Directors and its Committees


Board of Directors. The Company is managed by a six member Board of Directors. The Board met by person or by telephone on two occasions and executed consent votes in lieu of a meeting two times during fiscal 1997. ach of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of meetings of the committees of the Board of Directors of which he was a member.

Audit Committee. The Board has established an Audit Committee consisting of James Bickman and Clifford L. Abbey. The Audit Committee meets with the Company's independent auditors to review the adequacy of the Company's internal control systems and financial reporting procedures; review the general scope of the Company's annual audit and the fees charged by the independent auditors; review and monitor the performance of non-audit services by the Company's auditors; review the fairness of any proposed transaction between recommendations to full Board of Directors; and perform such other functions as may be required by any stock exchange or over-the-counter market upon which the Company's securities may be listed. The
Audit Committee met once during fiscal 1997.

Compensation Committee. The Company's Board of Directors has established a Compensation Committee to determine the compensation of the Company's executive officers and to grant options and stock awards under the Company's stock option and incentive plans. The Compensation Committee, which consists of John M. Nelson and Clifford L. Abbey, met once during fiscal 1997.

The Board of Directors does not have a standing nominating committee or a committee performing such functions. The full Board of Directors performs the function of such a committee.

                				   Compensation of Directors

Directors are not compensated by the Company in cash for their services in their capacity as Directors. Under the 1996 Stock Option Plan, each Director who is not an officer or employee of the Company (an "Independent Director"), upon initial election to the Board of Directors will be granted an option to purchase 4,000 shares of the Company's Common Stock and will also receive an annual stock option grant to purchase 2,000 shares of Common Stock, beginning with the annual meeting following such Director's initial election to the Board. Unless earlier terminated, all options granted to Independent Directors under the 1996 Stock Option Plan vest on the date that is two years after the grant of such options.

        		Named Executive Officers and Significant Employees

The names and ages of all current Named Executive Officers of the Company and the principal occupation and business experience during the last five years are as set forth below.

Name	        	               Age 	    Position

Mark W. Blodgett (1)	        41	      Chief Executive Officer
James Bickman (1)	           81	      President
Susan A. Hojer Sundell	      48	      Senior Vice President, Finance and
                                      Treasurer
Kenneth A. Ribeiro	          51	      Vice President of Engineering of
                                      Salem Division

(1) For descriptions of business experience, please refer to "Information Regarding Directors" above.

usan A. Hojer Sundell is Senior Vice President of Finance and Treasurer of the Company and is responsible for all aspects of financial management, including accounting and treasury functions, corporate compliance and human resources. Ms. Sundell advanced to Vice President in 1992 from the MFE Division, where she served in a variety of positions including Operations Manager and Controller. Ms. Sundell joined MFE in 1981.

Kenneth A. Ribeiro is Vice President-Engineering for the Salem Division, responsible for both product development and existing product line support. Mr. Ribeiro has 18 years of design experience in the areas of electronics, optics, acoustics, thermodynamics and pneumatics, with in-depth experience in both hardware and software. Prior to joining the Company in June of 1996, Mr. Ribeiro was employed by American Optical Corporation, Merrimack Laboratories, Inc., Ion Track Instruments, Inc., and Kaye Instruments, Inc.

George A. Fryburg, age 46, is Senior Vice President and General Manager of the Salem Division, responsible for plant operations including manufacturing, procurement, fulfillment, and distribution. Mr. Fryburg has twenty years of manufacturing experience. He previously held plant manager and operations manager positions with Norton Company (1986-1997) and engineering and manufacturing management positions with GTE Sylvania (1977-1986). Mr. Fryburg joined the Company in May of 1997.

Compensation of Executive Officers and Directors

Summary Compensation Information

The table below sets forth summary compensation information for the last three completed fiscal years ended December 31, 1997, 1996 and 1995, with respect to those of the Company's employees who received total salary and bonus in excess of $100,000 for the fiscal year ended December 31, 1997.

                        Annual Compensation         Long-Term Compensation
	          		                           Other	         	                All
                                        Annual  Restricted Securities  Other
Name and	            			                Compen-   Stock	   Underlying  Compen-
Principal         Year Salary (1) Bonus sation    Awards	   Options	   sation
Position

Mark W. Blodgett  1997 $297,862     --    --        --       20,000      --
Chairman and Chief1996 $227,611     --    --        --       20,000      --
Executive Officer 1995 $255,954     --    --        --         --        --

Susan A. Hojer
Sundell
Senior Vice       1997 $110,296     --    --         --      10,000      --
President -       1996 $100,303     --    --         --       6,000      --
Finance and       1995 $96,684      --    --         --       7,000      --
Treasurer

Kenneth A.
Ribeiro
Vice President    1997 $109,972     --     --         --      7,000      --
Engineering,      1996 $ 56,853     --     --         --      6,000      --
Salem             1995 $  --        --     --         --       --        --

William J.
Michaud
Vice President
Sales             1997 $130,315     --     --         --      5,000      --
and Marketing,    1996 $ 47,146     --     --         --      7,000      --
Salem

(1) Salary includes amounts, if any, deferred pursuant to the Company's 401(k) Plan.
(2) Kenneth A. Ribeiro became an employee of the Company on June 10, 1996.
(3) William J. Michaud was employed by the Company from August 15, 1995 through December 12, 1997.

Option Grants in Last Fiscal Year

The table below sets forth grants of options to purchase shares of Common Stock pursuant to the 1996 Stock Option Plan made during the last completed fiscal year to the named executive officers:

            Number of Securities Percent of Total Options Exercise  Expiration
Name         Underlying Options   Granted to Employees     Price      Date

Mark W.    20,000 (non-qualified)        27.2 %            $5.38 	   4/1/2007
Blodgett
Susan A. Sundell		    10,000		           13.6 %            $5.38     4/1/2007
William J. Michaud  *	10,000			          13.6 %            $5.38	    4/1/2007
Kenneth A. Ribeiro    	7,000              9.5 %            $5.38     4/1/2007


*William J. Michaud terminated employment with the Company on December 12, 1997. On January 27 and February 3, 1998, Mr. Michaud exercised previously granted options to purchase 2,300 shares of Common Stock at a price of $4.40 per share. All other options granted to Mr. Michaud, including 10,000 granted in 1997, were forfeited by Mr. Michaud.




Termination of Employment Change in Responsibilities and Employment Contracts

The Company has no plan or arrangement with respect to the compensation of its executive officers which would be payable upon the resignation, retirement or any other termination of any executive officer's employment with the Company or its subsidiaries or in connection with a change of control of the Company or any subsidiary of the Company or a change in the executive
officer's responsibilities following a change in control.   However,
options to purchase shares of Common Stock granted pursuant to the 1994
Stock Option Plan (the "1994 Plan") become fully vested upon a change of control as defined in the 1994 Plan. Under the 1996 Stock Option Plan, in the event of a change of control, as defined in the 1996 Stock Option Plan, the Board of Directors, in its discretion, may provide for substitution or adjustmnts of outstanding options granted under the 1996 Stock Option Plan, or may terminate all unexercised options granted under the 1996 Stock Option Plan with or without payment of cash consideration. In addition, certain options granted to outside Directors of the Company vest upon such a change of control. There are no employment contracts between the Company and any of the named executive officers.

               Certain Relationships and Related Transactions

Family Relationships

Mark W. Blodgett, Chairman of the Board of Directors and Chief Executive Officer of the Company, is the brother of Alex W. Blodgett, a Director of the Company.

              		Compliance with 16(a) of the Exchange Act

Section 16(a) of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and Directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were satisfied, except that an initial Form 3 was inadvertently not filed timely for Steven E. Karol and for George A. Fryburg, and that Clifford L. Abbey failed to timely file a report regarding the purchase of Common Stock by a member of his family; each such report was subsequently filed.

Item 2 - Increase Authorized Shares Available for Issuance under the 1996 Stock Option Plan

The Board of Directors has voted that, subject to approval by the stockholders, the number of shares of Common Stock authorized and available for issuance under the 1996 Stock Option Plan be increased by 150,000 shares of Common Stock from 150,000 shares of Common Stock to a total of 300,000 shares of Common Stock.

The Board of Directors believes that stock options and other stock-based incentive awards play an important role in the success of the Company by encouraging and enabling officers and other employees of the Company and its subsidiaries upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. As of March 25, 1998, 145,040 shares of Common Stock have been granted under the 1996 Stock Option Plan, leaving only 4,960 shares remaining available for grant.

f the number of shares available for issuance under the 1996 Stock Option Plan is increased, subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that will be available for issuance under the 1996 Stock Option Plan is 154,960 shares. Based solely upon the closing price of the Common Stock as reported by NASDAQ SmallCap Market on March 17, 1998, the maximum aggregate market value of the securities yet to be issued under the 1996 Stock Option Plan would be $968,500. In order to satisfy the performance-based compensation exception to the $1 million cap on the Company's tax deduction imposed by
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1996 Stock Option Plan also provides that stock options with respect to no more than 40,000 shares of Common Stock may be granted to any one individual in any one calendar year. The shares issued by the Company under the 1996 Stock Option Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that the awards under the 1996 Stock Option Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

Summary of the 1996 Stock Option Plan

The following description of certain features of the 1996 Stock Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1996 Stock Option Plan.

Plan Administration: Eligibility. The 1996 Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). All members of the committee must be "disinterested persons" as that term is defined under the rules promulgated by the Securities and Exchange Commission.

The Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 1996 Stock Option Plan. The Committee also has the power to delegate to the Chairman of the Board the authority to grant options to certain new hires. The Committee may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Committee may permit dividends or deemed dividends to be credited to the amount of deferrals.

Persons eligible to participate in the 1996 Stock Option Plan are those officers or other employees and consultants of the Company and any subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Committee. Directors of the Company who are not employed by the Company or its subsidiaries are also eligible for certain awards under the 1996 Stock Option Plan.

Stock Options. The 1996 Stock Option Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Options") and (ii) options that do not so qualify ("Non-Qualified Options"). Only employees of the Company (and any subsidiaries) may be granted Incentive Stock Options. The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of Incentive Options, and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options. However, employees participating in the 1996 Stock Option Plan may be granted, in the discretion of the Committee, discounted Non-Qualified Options in lieu of cash bonuses. In the case of such grants, the option exercise price must be at least 50% of the fair market value of the Common Stock on the date of grant.

The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1996 Stock Option Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options
(including options granted under predecessor plans) may be accelerated by the Committee.

Upon exercise of options, the option exercise price must be paid in full either in cash or by certified check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

At the discretion of the Committee, stock options granted under the 1996 Stock Option Plan may include a "reload" feature pursuant to which an optionee exercising an option by delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Company without dilution.

To qualify as Incentive Options, options must meet additional federal tax requirements, including limits in the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Options Granted to Independent Directors. The 1996 Stock Option Plan provides for the automatic grant of Non-Qualified Options to Independent Directors. Each Independent Director is granted an option to purchase
4,000 shares on the fifth business day after his initial election to the Board. Each Independent Director who is serving as a Director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the latter of (i) the 1996 annual meeting or (ii) the annual meeting that follows his grant of a stock option upon initial election, will automatically be granted on such day a Non-Qualified Option to acquire 2,000 shares of Common Stock. The exercise price of each such Non-Qualified Option is the fair market value of the Common Stock on the day of grant. Such Non-Qualified Option may not be exercised before the second anniversary of the date of grant.

Restricted Stock. The Committee may award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the recipients will forfeit their awards of restricted Stock.

Unrestricted Stock. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the 1996 Stock Option Plan ("Unrestricted Shares"). Unrestricted Stock may be issued in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to the recipient.

An employee, subject to the consent of the Committee, may, pursuant to an irrevocable election, receive a portion of his compensation in Unrestricted Stock (valued at fair market value on the date the cash compensation would otherwise be paid).

An Independent Director may, pursuant to an irrevocable written election at least six months before any directors' fees would otherwise be paid, receive all or a portion of such fees in Unrestricted Stock, valued at fair market value on the date the directors' fees would otherwise be paid. In certain instances, an Independent Director may, pursuant to an irrevocable written election, also elect to defer a portion of any directors' fees payable in the form of Unrestricted Stock, in accordance with such rules and procedures as may from time to time be established by the Company. During the period of deferral, the deferred Unrestricted Stock would receive dividend equivalent rights.

Performance Share Awards. The Committee may also grant performance share awards entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and other such conditions as the Committee shall determine ("Performance Share Award").

ividend Equivalent Rights. The Committee may grant dividend equivalent rights, which give the recipient the right to receive credits for dividends that would be paid if the grantee had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the 1996 Stock Option Plan may be paid concurrently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company's dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

Adjustments for Stock Dividends, Mergers, etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Committee, in its discretion, may provide for substitution or adjustments of outstanding options, or may terminate all unexercised options with or without payment of cash consideration.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1996 Stock Option Plan, and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the 1996 Stock Option Plan shall be subject to approval of the Company's stockholders if and to the extent required by the Securities Exchange Act of 1934, as amended (the "1934 Act"), to ensure that awards granted under the 1996 Stock Option Plan are exempt under the Rule 16b-3 promulgated under the 1934 Act, or required by the Code to preserve the qualified status of Incentive Options.

Change of Control Provisions. The 1996 Stock Option Plan provides that in the event of a "Change of Control" (as defined in the 1996 Stock Option Plan) of the Company, all stock options granted under the 1996 Stock Option Plan shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

The 1996 Stock Option Plan became effective on May 7, 1996. Awards of Incentive Stock Options may be granted under the 1996 Stock Option Plan until March 19, 2006. Other awards are not limited as to the time of grant.

New Plan Benefits.

Approximately 100 employees and four Independent Directors are currently eligible to participate in the 1996 Stock Option Plan. The table below shows the aggregate number of Non-Qualified Options that will be granted to Independent Directors in 1998, assuming approval of the amendment to the 1996 Stock Option Plan. Each Non-qualified Option granted to an Independent Director will have an option exercise price equal to the fair market value of the Common Stock on the date of grant. The number of shares that may be granted to executive officers and non-executive officers is undeterminable at this time, as such grants are subject to the discretion of the Committee.

                				1996 Stock Option Plan

                                							     Number of Shares
	Name and Position				                  Underlying Stock Options

Independent Director Group (4 persons)		        	8,000

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the current principal federal income tax consequences of option grants to U.S. employees under the 1996 Stock Option Plan. It does not describe all federal tax consequences under the 1996 Stock Option Plan, nor does it describe state or local tax consequences.

Incentive Options. Under the Code, an employee generally will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until after the later of (a) two years from the date the option was granted and (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as a long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided that the Company complies with applicable IRS reporting requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price.
Any additional gain realized by the employee on the disposition of the shares acquired upon exercise of the option will be long-term, mid-term or short-term capital gain and any loss will be long-term, mid-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution.
The exercise of an Incentive Option may subject the employee to the alternative minimum tax in the year of exercise.

If any employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option, generally the employee will not, under proposed income tax regulations under the Code, recognize gain or loss on the surrender of such shares. However, the surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is considered a "disposition" of such stock. If the Incentive Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the employee to recognize ordinary income as discussed above.

All of the shares received by an employee upon exercise of an Incentive Option by surrendering shares of Common Stock will be subject to the Incentive Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of Common Stock surrendered by the employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the employee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Option holding period for all shares will be the same as if the Incentive Option had been exercised for cash.

An Incentive Option that is exercised more than three months after the optionee's employment terminated will generally be treated as a Non-Qualified Option for federal income tax purposes. Where employment terminates as a result of disability, the three-month period is extended to one year, and in the case of an employee who dies, the limitation does not apply.

Non-Qualified Options. There are no federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee generally has a taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income.
The Company generally will be entitled to a federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, optionees will realize long-term, mid-term or short-term capital gain or loss depending upon their holding period for such shares.

Section 83 of the Code and the regulations thereunder provide that the date for recognition of ordinary income (and the Company's equivalent deduction) upon exercise of a Non-Qualified Option and for the commencement of the holding period of the shares thereby acquired by a person who is subject to
Section 16 of the 1934 Act will be delayed until the date that is the earlier of (i) six months after the date of exercise and (i) such time as the shares received upon exercise could be sold at again without the person being subject to such potential liability.

An optionee who surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his surrender of such shares. (Such an optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above.) Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

Parachute Payments

The accelerated vesting of any option due to the occurrence of a change in control may cause payments with respect to such accelerated vesting to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Company's Deductions

As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that a "covered employee" (i.e. the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table) receives compensation (other than performance-based compensation) in excess of $1,000,000 a year.

For transactions occurring after July 28, 1997, the Taxpayer Relief Act of 1997 has created three different types of capital gains for individuals: short-term capital gains (from the sale of assets held for one year or less) which are taxed as ordinary income rates; mid-term capital gains (from the sale of assets held more than one year but not more than 18 months) which are taxed at a maximum rate of 28%; and long-term capital gains (from the sale of assets held more than 18 months) which are taxed at a maximum rate of 20%.

State and foreign tax consequences vary from jurisdiction to jurisdiction, and each participant should consult his or her own tax advisor as to the effects of these taxes, as well as the effects of the federal income tax, in his or her own particular case.

The Board of Directors recommends that the increase in authorized shares available for issuance under the 1996 Stock Option Plan and reserved for such purpose be approved, and therefore recommends a vote FOR this proposal.

Item 3 - Appointment of Auditor

Arthur Andersen LLP, Independent Public Accountants, and its predecessors have been the auditor of the Company for at least twenty-five years. Management of the Company proposes to appoint Arthur Andersen LLP as auditor of the Company until the next annual general meeting of shareholders.

The Board of Directors recommends a vote "FOR" the appointment of Arthur Andersen LLP as auditor of the Company until the next annual general meeting.

Item 4  - Other Matters

Management does not know of any other matters to come before the Meeting other than as set forth in the Notice of Annual General Meeting and this Proxy Statement. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holder.




Shareholder Proposals for Annual Meetings

For a proposal of a shareholder (including Director nominations) submitted pursuant to Exchange Act Rule 14a-8 to be included in the Company's proxy statement and form of proxy for the Company's 1999 Annual Meeting of Shareholders, it must be received at the principal offices of the Company
on or before December 2, 1998.   Such a proposal must also comply with the
requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement.




                   Independent Public Accountants

The Board of Directors engaged Arthur Andersen LLP, Independent Public Accountants, to serve as the Company's independent public accountants for the fiscal year ended December 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the Meeting, will have an opportunity to ake a statement if he or she desires to do so, and will be available to answer appropriate questions.

                       				Expense of Solicitation

The Company will bear the expense of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom shall receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for Intermediaries to send this Proxy Statement and form of proxy to their principals at the expense of the Company.

                       				Directors' Approval

The Contents of this Proxy Statement have been approved and its mailing has been authorized by the Directors of the Company.

	        	                         BY ORDER OF THE BOARD OF DIRECTORS

April 8, 1998	 				                       Stuart M. Cable, Clerk